UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North #400, Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Streeterville Capital Exchange Agreement

On January 6, 2026, the Company entered into an Exchange Agreement (the “Exchange”) with Streeterville Capital, LLC (“Streeterville”).

The Company previously entered into that certain Secured Promissory Note (the “Note”), with an original issuance date of June 26, 2025 in the principal amount of $5,470,000.

Pursuant to the Exchange, the Company and Streeterville agreed to partition a new Secured Promissory Note in the original principal amount of $100,000.00 (the “Partitioned Note”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balance of the Partitioned Note. Concurrently, the Partitioned Note was exchanged for 197,122 shares of the Company’s common stock.

On January 13, 2026, the Company and Streeterville entered into a second Exchange Agreement (the “Second Exchange”), whereby the Company and Streeterville agreed to partition a new Secured Promissory Note in the original principal amount of $125,000.00 (the “Second Partitioned Note”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balance of the Second Partitioned Note. Concurrently, the Second Partitioned Note was exchanged for 282,485 shares of the Company’s common stock.

The foregoing descriptions of the Exchange and Second Exchange are not complete descriptions of all of the parties’ rights and obligations under the Exchange and Second Exchange, and are qualified in their entirety by reference to the Exchange Agreement and Second Exchange Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Silverback Capital Amended Settlement and Stipulation Agreement

On January 7, 2026, the Company entered into an Amendment to Settlement Agreement and Stipulation (the “Amendment”) with Silverback Capital Corporation (“SCC”), which amended that certain Settlement Agreement and Stipulation dated as of October 28, 2025 (the “Settlement Agreement”). Pursuant to the Amendment, the Company and SCC agreed to lower the Floor Price for conversions, as defined in Paragraph 9 of the Settlement Agreement, to $0.51 per share.

The foregoing description of the Amendment and of all of the parties’ rights and obligations under the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

Agile Exchange and Settlement Agreement

On January 12, 2026, (the “Closing Date”), the Company entered into an Exchange and Settlement Agreement (the “Securities Exchange Agreement”) with Agile Capital Funding, LLC (“Agile”).

The Company previously entered into that certain Business Loan and Security Agreement (the “Loan Agreement”), pursuant to which Agile extended a term loan to the Company in an original principal amount of $787,500 dated December 4, 2025.

Pursuant to the Securities Exchange Agreement, AREB and Agile exchanged all amounts due pursuant to the Loan Agreement for 30,240 shares of the Company’s Series D Convertible Preferred Stoc (the “Conversion Shares”), valued at $7.50 per share.

Upon consummation of the exchange, the Loan Agreement, the four payments totaling $226,800 and a fee of $64,800 set forth in the Securities Exchange Agreement are fully satisfied.

The Securities Exchange Agreement included representations, warranties and covenants by the Company and Agile that are customary for a transaction of this type. The Company is required to file a registration statement on Form S-1 to register the Conversion Shares within 5 business days of the Closing Date. If the Company fails to file the registration statement within such timeframe, the total number of shares of Series D Convertible Preferred Stock issuable under the Securities Exchange Agreement shall automatically increase by ten percent.

The foregoing description of the Securities Exchange Agreement is not a complete description of all of the parties’ rights and obligations under the Securities Exchange Agreement, and is qualified in its entirety by reference to the Securities Exchange Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities.

On January 6, 2026, the Company issued Streeterville 197,122 shares of common stock pursuant to the Exchange set forth in Item 1.01 above.

On December 31, 2025, the Company authorized the issuance of issued 16,000 shares of Series D Convertible Preferred Stock to Larry Sinks, an independent director of the Company, for loan interest of $120,000.00. On January 8, 2026, the Company and Mr. Sinks mutually agreed to rescind the issuance of these shares and such shares were never issued.

On January 8, 2026, SCC requested the issuance of 269,607 shares of Common Stock to SCC, representing a payment of approximately $137,500.

On January 8, 2026, Boot Capital LLC converted $33,062.50 of the principal amount owed under the July 7, 2025 promissory note into 65,019 shares of common stock.

On January 8, 2026, 1800 Diagonal Lending LLC converted $50,000 of the principal amount owed under the July 7, 2025 promissory note into 98,328 shares of common stock.

On January 9, 2026, 1800 Diagonal Lending LLC converted $50,000 of the principal amount owed under the July 7, 2025 promissory note into 98,328 shares of common stock.

On January 9, 2026, the Company authorized the issuance of 100 shares of common stock to James T. Porter pursuant to the Rescission Agreement set forth in Item 5.03 below.

On January 12, 2026, 1800 Diagonal Lending LLC converted $55,000 of the principal amount owed under the July 7, 2025 promissory note into 111,551 shares of common stock.

On January 12, 2026, the Company issued Agile 30,240 shares of Series D Convertible Preferred Stock pursuant to the Securities Exchange Agreement set forth in Item 1.01 above.

On January 13, 2026, the Company issued Streeterville 282,485 shares of common stock pursuant to the Second Exchange set forth in Item 1.01 above.

On January 13, 2026, Boot Capital LLC converted $33,062.50 of the principal amount owed under the July 7, 2025 promissory note into 69,248 shares of common stock.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), Section 3(a)(9), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(e) Lambrecht Employment Agreement Amendment. On January 8, 2026, the Company entered into an amendment to the employment agreement with Corey A. Lambrecht, COO and President. Pursuant to the amended agreement, the Company agreed to increase Mr. Lambrecht’s salary to $352,000 per annum effective January 1, 2026. A copy of the amendment is attached hereto as Exhibit 10.5.

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Porter Rescission Agreement

On January 9, 2026, the Company entered into a Mutual Rescission and Release Agreement (the “Rescission Agreement”) with James T. Porter, the President of American Rebel Beverages (the “Recipient”).

Under the terms of the Rescission Agreement, the Company and the Recipient mutually agreed to rescind, ab initio, a restricted stock award previously granted on January 1, 2025 (the “Original Award”). The Original Award, which was valued at $42,000.00 on the grant date and represented 23,204 pre-split shares (adjusted to 100 shares following the Company’s 2025 reverse stock splits), was scheduled to vest on December 31, 2025.

The Parties elected to rescind the Original Award to mitigate an unintended and disproportionate tax liability to the Recipient resulting from the significant disparity between the Original Award’s grant-date valuation and the current market value of the underlying shares. As a result of the rescission, the Original Award is deemed null and void, and no shares will be issued thereunder.

Simultaneously, on January 9, 2026, the Board of Directors of the Company approved a new equity retention grant to the Recipient consisting of 100 shares of restricted common stock (the “2026 Grant”) under the Company’s 2022 Equity Incentive Plan. The 2026 Grant was fully vested upon issuance. The Company believes this re-grant maintains the intended equity incentive for the Recipient while aligning the associated tax basis with the current fair market value of the Company’s common stock.

The foregoing description of the Rescission Agreement is qualified in its entirety by reference to the full text of the Rescission Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 6, 2026, the Company’s wholly-owned subsidiary, Champion Safe Company, issued a press release titled “West Coast Safe Company Drives Momentum With Over 35% Growth in Champion Safe Orders.” A copy of the press release is attached hereto as Exhibit 99.1.

On January 8, 2026, the Company issued a press release titled “American Rebel Holdings, Inc. (NASDAQ: AREB) and American Rebel Light Beer Announce Indiana Expansion with Working Distributors Partnership, Driving Nationwide Momentum in Distributor-First Growth.” A copy of the press release is attached hereto as Exhibit 99.2.

On January 9, 2026, the Company issued a press release titled “American Rebel Board and Executive Leadership Convert Approximately $2.05 Million of Accrued Fees and Compensation into Equity, Further Strengthening Stockholders’ Equity and Reducing Accrued Liabilities.” A copy of the press release is attached hereto as Exhibit 99.3.

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The press releases contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Company does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Streeterville Exchange Agreement dated January 6, 2026
10.2	Streeterville Second Exchange Agreement dated January 13, 2026
10.3	SB Capital Amendment to Settlement Agreement and Stipulation dated January 7, 2026
10.4	Agile Exchange and Settlement Agreement dated January 12, 2026
10.5 †	Amendment No.1 to Lambrecht Employment Agreement dated January 8, 2026
10.6 †	Porter Rescission Agreement dated January 9, 2026
99.1	West Coast Safe Company over 35% growth in Champion Safe orders press release dated January 6, 2026
99.2	American Rebel Beer Indiana expansion press release dated January 8, 2026
99.3	Board and Executive conversion of $2.05 million of accrued fees and compensation into equity press release dated January 9, 2026
99.4	American Rebel Beer Virginia Distributor press release dated January 13, 2026
104	Cover Page Interactive Data File

† Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: January 13, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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